EXHIBIT 99

Jon Harris
BALLY TOTAL FITNESS
Vice President, Communications
(773) 864-6850
jharris@ballyfitness.com

Carreen Winters
THE MWW GROUP
201-507-9500
cwinters@mww.com

For Immediate Release

Bally Total Fitness to Redeem Stockholder Rights Plan and Reinforces Strong Commitment to
Enhance Stockholder Value;
Liberation Investments and Amalgamated Bank LongView Fund to Withdraw Proposals

CHICAGO, IL, July 12, 2004 – Bally Total Fitness (NYSE: BFT) announced today that it has agreed to redeem its stockholder rights plan as part of an agreement reached with Liberation Investments and Amalgamated Bank LongView SmallCap 600 Index Fund, and the Company reinforced its strong commitment to enhance stockholder value. Liberation and Amalgamated have agreed to withdraw the stockholder proposals recently put forth for consideration at Bally’s upcoming annual meeting. In conjunction, Liberation has terminated its solicitation of proxies with respect to all of its proposals, including separation of the offices of Chief Executive Officer and Chairman of the Board, removal of the Company’s stockholder rights plan and declassification of the Company’s Board of Directors, and Amalgamated has agreed to withdraw its Board declassification proposal.

Bally’s Board of Directors will redeem the Company’s existing stockholder rights plan immediately. The Board will also adopt a “poison pill” policy under which any new poison pill will require prior stockholder approval. The independent directors of the Board may act on their own to reinstate a pill, so long as the Board subsequently submits the pill to a binding stockholder vote by the later of the Company’s next annual meeting or 270 days after the pill is adopted.

Bally Chairman and CEO Paul Toback said, “Today’s actions reinforce our strong commitment to enhancing stockholder value and promoting good corporate governance.”

As part of this commitment, Toback highlighted the following initiatives:

Financing. The Company is actively engaged in discussions with several major financial institutions about the refinancing of the $100 million securitization facility.
Drive revenues. Bally's new marketing campaigns continue to drive strong leads and new member joins.
Return to profitability. Bally will continue to implement aggressive cost cutting programs, including the elimination of redundancies and inefficiencies within the organization.

Liberation owns approximately 5.8% of the Company’s outstanding shares. Liberation majority member Emanuel Pearlman said, “Going forward, we anticipate supporting the Company’s efforts to enhance stockholder value.”

About Bally Total Fitness.

Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Asia and the Caribbean under the Bally Total Fitness®, Crunch FitnessSM , Gorilla SportsSM , Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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